                                                             Exhibit 99.4

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 11-K

                 ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

   (x) Annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934

    For the Fiscal year ended March 31, 2002

                                       OR

   ( ) Transition report pursuant to Section 15(d) of the Securities Exchange Act of 1934 (NO FEE REQUIRED)

    For the Transition period From            to
                                   ----------    ----------
    Commission File Number
                           -----------------


A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

        ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN
       (For Certain Hourly Employees of Anheuser-Busch Companies, Inc.
                           and its Subsidiaries)

B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                     ANHEUSER-BUSCH COMPANIES, INC.
                            One Busch Place
                       St. Louis, Missouri 63118

Item 1. Plan is subject to ERISA, see Item 4 for required information.

Item 2. Plan is subject to ERISA, see Item 4 for required information.

Item 3. Plan is subject to ERISA, see Item 4 for required information.

Item 4. Financial Statements and Exhibits
        ---------------------------------

    (a) Report of Independent Accountants

        Financial Statements:

           Statement of Net Assets Available for Benefits

           Statement of Changes in Net Assets Available for Benefits

        Notes to Financial Statements

        Additional Information*:

           Anheuser-Busch Companies, Inc. Defined Contribution Master
           Trust Statement of Net Assets Available for Benefits with Fund Information and Statement of Changes in Net Assets Available for Benefits with Fund Information

           Anheuser-Busch Companies, Inc. Defined Contribution Master Trust Statement of Changes in Net Assets Available for
           Benefits with Fund Information

    (b) Exhibits:

        None

        *Schedules required by 29 CFR 2520.103-10 of the Department of Labor's Rules and Regulations for Reporting and Disclosure under ERISA have been omitted because they are not applicable.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the Plan) have duly caused this annual report to be signed by the undersigned thereunto duly authorized.

                            ANHEUSER-BUSCH DEFERRED INCOME STOCK
                            PURCHASE AND SAVINGS PLAN (FOR CERTAIN
                            HOURLY EMPLOYEES OF ANHEUSER-BUSCH
                            COMPANIES, INC. AND ITS SUBSIDIARIES)

                            By:  /s/    J. TIMOTHY FARRELL
                                --------------------------------------
                                        J. Timothy Farrell
                                        Vice President,
                                        Employee Benefits

Dated: September 27, 2002

[PRICEWATERHOUSECOOPERS LOGO]



                                         PricewaterhouseCoopers LLP
                                         800 Market Street
                                         St. Louis, MO 63101
                                         Telephone (314) 206 8500


                       REPORT OF INDEPENDENT ACCOUNTANT

To the Participants and Administrator
of the Anheuser-Busch Deferred Income
Stock Purchase and Savings Plan (For Certain Hourly
Employees of Anheuser-Busch Companies, Inc. and its
Subsidiaries)

In our opinion, the accompanying statement of net assets available for benefits and the related statement of changes in net assets available for benefits present fairly, in all material respects, the net assets available for benefits of the Anheuser-Busch Deferred Income Stock Purchase and Savings Plan (For Certain Hourly Employees of Anheuser-Busch Companies, Inc. and its Subsidiaries) (the "Plan"), at March 31, 2002 and 2001, and the changes in net assets available for benefits for the years then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


/s/ PricewaterhouseCoopers LLP

August 23, 2002

ANHEUSER-BUSCH DEFERRED INCOME STOCK
PURCHASE AND SAVINGS PLAN
(FOR CERTAIN HOURLY EMPLOYEES OF ANHEUSER-BUSCH COMPANIES, INC.
AND ITS SUBSIDIARIES)

STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
MARCH 31, 2002 AND 2001
-------------------------------------------------------------------------------

                                                              MARCH 31,
                                                        2002            2001

ASSETS
Contributions receivable:
  Participants                                      $   148,292    $    135,980
  Employer                                            1,525,833       1,254,408
                                                    -----------    ------------

                                                      1,674,125       1,390,388

Interest in Master Trust                             73,500,762      61,723,177
                                                    -----------    ------------

    Total assets                                     75,174,887      63,113,565
                                                    -----------    ------------

LIABILITIES
Due to broker for securities purchased                  (53,164)        (92,288)
                                                    -----------    ------------

    Total liabilities                                   (53,164)        (92,288)
                                                    -----------    ------------

  Net assets available for benefits                 $75,121,723    $ 63,021,277
                                                    ===========    ============

 The accompanying notes are an integral part of these financial statements.

ANHEUSER-BUSCH DEFERRED INCOME STOCK
PURCHASE AND SAVINGS PLAN
(FOR CERTAIN HOURLY EMPLOYEES OF ANHEUSER-BUSCH COMPANIES, INC.
AND ITS SUBSIDIARIES)

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
MARCH 31, 2002 AND 2001
-------------------------------------------------------------------------------

                                                         FOR THE YEAR ENDED
                                                              MARCH 31,
                                                        2002            2001

Additions to net assets attributed to:
  Contributions:
    Participants                                    $ 3,778,617     $ 3,369,928
    Employer                                          3,699,261       3,306,796
                                                    -----------     -----------

      Total contributions                             7,477,878       6,676,724

  Investment income:
    Net realized and unrealized appreciation
     in fair value of investments                     8,855,354      16,175,000
    Interest                                            361,468         322,471
                                                    -----------     -----------

      Total additions                                16,694,700      23,174,195
                                                    -----------     -----------

Deductions from net assets attributed to:
  Distributions to participants                       4,583,569       2,830,603
                                                    -----------     -----------

Net increase                                         12,111,131      20,343,592

Net transfers out                                       (10,685)     (1,356,994)

Net assets available for benefits:
  Beginning of year                                  63,021,277      44,034,679
                                                    -----------     -----------

  End of year                                       $75,121,723     $63,021,277
                                                    ===========     ===========

 The accompanying notes are an integral part of these financial statements.

ANHEUSER-BUSCH DEFERRED INCOME STOCK
PURCHASE AND SAVINGS PLAN
(FOR CERTAIN HOURLY EMPLOYEES OF ANHEUSER-BUSCH COMPANIES, INC.
AND ITS SUBSIDIARIES)

NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2002 AND 2001
------------------------------------------------------------------------------

1.       DESCRIPTION OF THE PLAN

         GENERAL
         The Anheuser-Busch Deferred Income Stock Purchase and Savings Plan (For Certain Hourly Employees of Anheuser-Busch Companies, Inc. and its Subsidiaries) (the Plan) was established as a result of an amendment to the Anheuser-Busch Deferred Income Stock Purchase and Savings Plan for salaried employees, which was effective April 1, 1992. The following is intended to provide only a general description of the Plan's provisions. Participants should refer to the Plan document for more complete information.

         PLAN ADMINISTRATION
         The Plan's named fiduciaries are Anheuser-Busch Companies, Inc. (the Company), as Sponsor and Plan Administrator, and Mellon Bank, N.A. as the Trustee. As Sponsor, the Company has the right to amend the Plan, designate the Plan's named fiduciaries and exercise all fiduciary functions necessary for the operation of the Plan except those which are assigned to another named fiduciary by the Plan or the related trust agreement. The Trustee has the exclusive authority and discretion to invest, manage and hold the assets of the trust in accordance with the provisions of the Plan and the separate trust agreement.

         Effective April 1, 1994, the Plan was amended to incorporate various changes to the Plan, including changes in participants' contribution limits, changes in Company matching contributions, the addition of the Managed Balanced Fund and Indexed Balanced Fund investment options and decreasing vesting period from three years to two years.

         Effective April 1, 2000, the Plan was amended to incorporate various changes to the Plan, including the addition of the Small/Mid Cap Stock Index Fund and International Stock Index Fund, the renaming of the Equity Index Fund to the Large Cap Stock Index Fund, and the acceptance of rollover contributions into the Plan.

         During 2002, the Plan was amended to incorporate various changes to the Plan, including, among other things, the election by participants, who meet certain requirements, to either receive dividends on the allocated shares of Company stock in cash or to direct the dividends to be reinvested in Company stock within the Plan.

         PLAN PARTICIPATION
         The Plan covers eligible hourly employees of certain subsidiaries of the Company which include: Busch Entertainment Corporation; Busch Properties of Florida, Inc.; Sea World, Inc.; Sea World of Florida, Inc.; and Sea World of Texas, Inc. Each hourly employee (other than employees covered by a collective bargaining agreement) of the above subsidiaries is eligible to participate in the Plan after completing one year of service, in which 1,000 hours of service are completed. Participation by eligible employees is voluntary.

ANHEUSER-BUSCH DEFERRED INCOME STOCK
PURCHASE AND SAVINGS PLAN
(FOR CERTAIN HOURLY EMPLOYEES OF ANHEUSER-BUSCH COMPANIES, INC.
AND ITS SUBSIDIARIES)

NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2002 AND 2001
-------------------------------------------------------------------------------

         CONTRIBUTIONS
         A participant may make matched and unmatched contributions. Both matched and unmatched contributions may be before-tax or after-tax. A participant may contribute from 1% to 6% of their base compensation through payroll deductions for Before-Tax Matched Contributions and After-Tax Matched Contributions. The sum of these matched contributions may not be less than 1% nor more than 6% of the participant's base compensation. In addition, a participant may contribute from 1% to 10% of their base compensation through payroll deductions for Before-Tax Unmatched Contributions and After-Tax Unmatched Contributions; however, the unmatched contribution rates may not exceed 10% of the participant's base compensation and are subject to other limitations as set forth in the Plan agreement. In addition, the sum of Before-Tax Matched and Unmatched Contributions must not exceed 16% of a participant's base compensation, subject to certain limitations of the Internal Revenue Code. The participant's employer then contributes a matching amount determined annually based on the relationship of the Company's net income to its payroll for the year most recently ended. However, in no event may the participating employer's matching contribution be less than 33-1/3% nor more than 100% of the aggregate participant contributions.

         The Company may also be required to make a Supplemental Contribution in accordance with the Plan document. Supplemental Contributions are payable within 180 days of the Plan's year end and are allocated to participants who have account balances as of the end of the Plan year. For the years ended March 31, 2002 and 2001, a Supplemental Contribution of $1,425,285 and $1,168,595 was required, respectively.

         Employee contributions vest and become non-forfeitable immediately. Company contributions for participants actively employed by the Company on or prior to March 31, 1991 vest immediately. For participants subsequently employed, Company contributions vest and become non-forfeitable after two years of service. Company contributions also vest upon termination of employment by reason of death, permanent disability, entry into military service, layoff exceeding twelve months, upon termination of employment for any reason, including retirement, after reaching age 60, or in the event of a "change in control" of the Company as defined by the Plan. Forfeitures of nonvested balances reduce future employer contributions. There were $7,218 and $5,639 in forfeitures during the years ended March 31, 2002 and 2001, respectively.

         INVESTMENTS
         The Trustee maintains an Anheuser-Busch Companies, Inc. Stock Fund, a Short-Term Fixed Income Fund, a Medium-Term Fixed Income Fund, a Large Cap Index Fund, a Managed Balanced Fund, an Index Balanced Fund, a Small/Mid Cap Stock Index Fund, and an International Stock Index Fund for the investment of participant and employer contributions. All employer contributions are invested in the Company Stock Fund. At least one-half of each participant's both Before-Tax and After-Tax Matched Contributions shall be invested in the Company Stock Fund for certain periods of time. The participant may direct the remaining one-half of each type of matched contribution and all of the unmatched contributions in increments of 1% into any fund established under the Plan. Earnings are reinvested in the fund to which they relate.

ANHEUSER-BUSCH DEFERRED INCOME STOCK
PURCHASE AND SAVINGS PLAN
(FOR CERTAIN HOURLY EMPLOYEES OF ANHEUSER-BUSCH COMPANIES, INC.
AND ITS SUBSIDIARIES)

NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2002 AND 2001
------------------------------------------------------------------------------

         The Anheuser-Busch Companies, Inc. Defined Contribution Master Trust (Master Trust) has been established for each of the investment funds for the investment of the Plan's assets and the assets of the stock purchase and savings plans sponsored by the Company.

         DISTRIBUTIONS
         The Plan permits in-service withdrawals as defined in the Plan document, subject to certain restrictions. Distributions for terminations are comprised of the participant's personal contribution portion and the vested Company contribution portion of their account. Distributions for whole numbers of shares held in the Company stock fund are payable in Company shares, while the value of fractional shares and all interests in the other funds are payable in cash. Alternatively, the participant may elect to have non-share investments transferred to the Company Stock Fund and distributed thereafter in shares with fractional shares distributed in cash. In-service distributions are payable at the election of the participant in Company shares or in cash.

         PARTICIPANT LOANS
         A participant may borrow from Before-Tax and/or After-Tax vested account balances subject to certain conditions. The minimum loan amount is $1,000; the maximum amount is the lesser of $50,000 less the highest outstanding loan balance under the Plan during the one-year period ending on the day before the loan is made, or 50% of the vested account balance. The interest rate is set quarterly at prime plus one percentage point at the end of the preceding quarter. The term of a loan for the purchase of a principal residence may be up to 10 years; the term of a loan for any other reason may not exceed 5 years.

         PLAN EXPENSES
         Under the Master Trust agreement with the Trustee, the Company may pay all expenses incurred in the administration of the Master Trust, including trustee fees, but is not obligated to do so. Trustee expenses not paid by the Company are paid by the Master Trust and proportionately allocated to the participating plans. All other expenses are paid by the Plan.

         PLAN TERMINATION
         The Company anticipates that the Plan will continue without interruption but reserves the right to terminate its participation in the Plan subject to the provisions of the Employee Retirement Income Securities Act of 1974 (ERISA). Such termination would result in the immediate and full vesting of each participant's account balance. The Trustee would then retain the assets until otherwise distributable under the Plan.

ANHEUSER-BUSCH DEFERRED INCOME STOCK
PURCHASE AND SAVINGS PLAN
(FOR CERTAIN HOURLY EMPLOYEES OF ANHEUSER-BUSCH COMPANIES, INC.
AND ITS SUBSIDIARIES)

NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2002 AND 2001
------------------------------------------------------------------------------

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         BASIS OF ACCOUNTING
         The Plan's financial statements are prepared on the accrual basis of accounting.

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of additions to and deductions from net assets during the reporting period. Actual results could differ from those estimates.

         INVESTMENT VALUATION
         Investments in common stock, U.S. government securities, and corporate debt instruments are stated at fair value based on the quoted market price at March 31 each year. Investments in interest bearing cash, insurance contracts, interests in common/collective trusts, and interests in registered investment companies are stated at fair value as determined by the Trustee. Participant loans are valued at cost which approximates fair value.

         Investment securities are exposed to various risks, such as interest rate, market, and credit risk. Due to the level of risk associated with certain investment securities and the level of uncertainty related to changes in the value of investment securities, it is at least reasonably possible that changes in risks in the near term could materially affect the amounts reported in the Statement of Net Assets Available for Benefits.

         SECURITY TRANSACTIONS AND INVESTMENT INCOME
         Investment purchases and sales, and related realized gains or losses, are recorded on the trade date. Interest income is recorded as earned. Dividend income is recorded on the ex-dividend date. Net realized and unrealized appreciation/depreciation in fair value of investments is comprised of the change in market value from the beginning to the end of the Plan year for investments retained in the Plan, and realized gains and losses on security transactions which represent the difference between proceeds and cost.

         ALLOCATION OF ASSETS
         The Plan participates in the Master Trust established for the investments of this plan and the other stock purchase and savings plans sponsored by the Company. Units of participation in the Master Trust are allocated to participating plans based on the relationship of individual plan contributions to the market value of the Master Trust. Earned income, realized and unrealized gains and losses, and administrative expenses are retained in the Master Trust and are allocated to participating plans by the Trustee, based on units of participation on the transaction date.

         DISTRIBUTIONS TO PARTICIPANTS
         Distributions are recorded when paid.

ANHEUSER-BUSCH DEFERRED INCOME STOCK
PURCHASE AND SAVINGS PLAN
(FOR CERTAIN HOURLY EMPLOYEES OF ANHEUSER-BUSCH COMPANIES, INC.
AND ITS SUBSIDIARIES)

NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2002 AND 2001
-------------------------------------------------------------------------------

3.       INTERESTS IN ANHEUSER-BUSCH COMPANIES, INC. DEFINED CONTRIBUTION
         MASTER TRUST

         Effective September 1, 1995 the Company and the Trustee entered into a new master trust agreement. In accordance with the agreement, the Plan exchanged its investments in: the Anheuser-Busch Companies, Inc. Common Stock Fund, the Anheuser-Busch Companies, Inc. Short Term Fixed Income Master Trust, the Anheuser-Busch Companies, Inc. Medium Term Fixed Income Master Trust, the Anheuser-Busch Companies, Inc. Capital Equity Index Fund Master Trust, the Anheuser-Busch Companies, Inc. Managed Balanced Fund Master Trust, and the Anheuser-Busch Companies, Inc. Indexed Balanced Fund Master Trust for units of participation in the Anheuser-Busch Companies, Inc. Defined Contribution Master Trust. Effective March 26, 1996 the Earthgrains Company, Stock Fund was added to the Anheuser-Busch Companies, Inc. Defined Contribution Master Trust. The Earthgrains Company Stock Fund was liquidated on August 10, 2001 as a result of Earthgrains Company being purchased by Sara Lee Corporation. Effective December 1, 2000 the Small/Mid Cap Stock Index Fund and the International Stock Index Fund were added to the Anheuser-Busch Companies, Inc. Defined Contribution Master Trust. The assets of the Master Trust are held by Mellon Bank, N.A.

         At March 31, 2002 and 2001, the Plan's interest in the net assets of the Master Trust was approximately 2% of total Master Trust assets.

         The following table presents the fair value of investments for the Master Trust:

                                                                 MARCH 31,
                                                           2002              2001
         Investments at fair value:
           Anheuser-Busch common stock*              $3,211,757,063     $2,951,379,995
           Short-term fixed income                       46,050,681         34,545,406
           Medium-term fixed income                      71,806,352         46,401,988
           Large cap index*                             215,527,035        222,615,011
           Managed balanced                              22,561,692         20,518,875
           Index balanced                                23,930,968         21,179,199
           Small/Mid cap index                           24,017,018          7,132,411
           International stock index                      6,718,955          3,660,448
           Participant loans                             96,345,528         91,422,775
           Earthgrains Company common stock                       -         20,085,877
                                                     --------------     --------------

                                                     $3,718,715,292     $3,418,941,985
                                                     ==============     ==============

         * Represents more than 5% of net assets available for benefits.

ANHEUSER-BUSCH DEFERRED INCOME STOCK
PURCHASE AND SAVINGS PLAN
(FOR CERTAIN HOURLY EMPLOYEES OF ANHEUSER-BUSCH COMPANIES, INC.
AND ITS SUBSIDIARIES)

NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2002 AND 2001
-------------------------------------------------------------------------------

         Investment income for the Master Trust is as follows:

                                                                    YEAR ENDED MARCH 31,
                                                                   2002             2001

         Net appreciation (depreciation) in fair value
          of investments:
           Anheuser-Busch common stock                        $257,753,705      $944,625,016
           Short-term fixed income                                  54,015           499,922
           Medium-term fixed income                              2,486,570         4,330,094
           Large cap index                                      (2,732,925)      (66,014,432)
           Managed balanced                                        800,358        (2,136,459)
           Index balanced                                          649,969        (1,609,721)
           Small/Mid cap index                                   1,385,927        (1,204,398)
           International stock                                    (242,676)         (242,359)
           Earthgrains Company common stock                     16,838,853         6,709,053
                                                              ------------      ------------

                                                               276,993,796       884,956,716
                                                              ------------      ------------

         Interest                                               13,893,816        15,796,194
         Dividends                                              43,112,048        41,538,499
                                                              ------------      ------------

                                                              $333,999,660      $942,291,409
                                                              ============      ============


         Further financial information for the Anheuser-Busch Companies, Inc. Defined Contribution Master Trust as of and for the years ended March 31, 2002 and 2001 are included as Appendix A and B.

4.       FEDERAL INCOME TAX STATUS

         The Internal Revenue Service has determined and informed the Company by a letter dated November 29, 2001, that the Plan is designed in accordance with applicable sections of the Internal Revenue Code subject to the adoption of certain amendments. During 2002 the Plan has been amended to adopt all such amendments. Therefore, the underlying trust of such a Plan is exempt from federal income taxes under Section 501 of the Internal Revenue Code and no provision for income taxes has been included in the Plan's financial statements.

ANHEUSER-BUSCH DEFERRED INCOME STOCK
PURCHASE AND SAVINGS PLAN
(FOR CERTAIN HOURLY EMPLOYEES OF ANHEUSER-BUSCH COMPANIES, INC.
AND ITS SUBSIDIARIES)

NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2002 AND 2001
-------------------------------------------------------------------------------

5.       RECONCILIATION OF FINANCIAL STATEMENTS TO 5500

         The following is a reconciliation of net assets available for benefits per the financial statements at March 31, 2002 and 2001 to the Plan's Form 5500:

                                                                   2002             2001

         Net assets available for benefits per the
          financial statements                                 $75,721,723      $63,021,277
         Amounts allocated to withdrawing participants            (285,732)         (86,183)
                                                               -----------      -----------

         Net assets available for benefits per the Form 5500   $75,435,991      $62,935,094
                                                               ===========      ===========

         The following is a reconciliation of benefits paid to participants per the financial statements for the year ended March 31, 2002 to the Plan's Form 5500:

                                                                  2002

         Benefits paid to participants per the
          financial statements                                 $4,583,569

         Add: Amounts allocated to withdrawing
          participants at March 31, 2002                          285,732

         Deduct: Amounts allocated to withdrawing
          participant as of March 31, 2001                        (86,183)
                                                               ----------

         Benefits paid to participants per Form 5500           $4,783,118
                                                               ==========

          Amounts allocated to withdrawing participants are recorded on the Form 5500 for benefit claims that have been processed and approved for payment prior to March 31, 2002, but not yet paid as of that date.

6.       TRANSACTIONS WITH PARTIES-IN-INTEREST

         During the years ended March 31, 2002 and 2001, transactions with the Company included aggregate common stock purchases totaling $1,897,235 and $1,808,209, respectively and aggregate common stock sales totaling $473,320 and $949,098, respectively. These transactions are allowable party-in-interest transactions under
         Section 408(e) and 408(b)(8) of ERISA and the regulations promulgated thereunder.

         During the years ended March 31, 2002 and 2001, the Plan purchased and sold investments in the Employee Benefit Temporary Investment Fund of Mellon Bank N.A., the Plan trustee. Transactions with the Fund included aggregate investment purchases totaling $1,741,124 and $1,944,381, respectively and aggregate investment sales totaling $1,687,824 and $1,985,636, respectively. These transactions are allowable party-in-interest transactions under Sections 408(e) and 408(b)(8) of ERISA and the regulations promulgated thereunder.

ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN                                                         APPENDIX A
                                                                                                                      PAGE 1 OF 2
ANHEUSER-BUSCH COMPANIES, INC. DEFINED CONTRIBUTION MASTER TRUST
STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
MARCH 31, 2002
------------------------------------------------------------------------------------------------------------------------------------

                                          ANHEUSER-BUSCH        SHORT-TERM       MEDIUM-TERM       EQUITY           MANAGED
                                          COMPANIES, INC.      FIXED INCOME     FIXED INCOME        INDEX          BALANCED
                                            STOCK FUND            FUND              FUND            FUND             FUND

ASSETS
Investments, at fair value:
   Anheuser-Busch Companies,
     Inc. Common Stock*                   $3,131,769,304       $        --      $        --     $         --      $        --
   Interest bearing cash                      79,987,759        11,468,769               --               --               --
   U.S. government securities                         --         3,774,804               --               --               --
   Corporate debt instruments                         --        29,629,196               --               --               --
   Insurance contracts                                --                --       71,806,352               --       22,561,692
   Interest in common/
     collective trusts                                --                --               --               --               --
   Interest in registered
     investment companies                             --                --               --               --               --
   Loans to participants                              --                --               --               --               --
   Earthgrains Company, Inc.
     common stock                                     --                --               --               --               --
   Other investments*                                 --         1,177,912               --      215,527,035               --
                                          --------------       -----------      -----------     ------------      -----------

      Total investments                    3,211,757,063        46,050,681       71,806,352      215,527,035       22,561,692
                                          --------------       -----------      -----------     ------------      -----------

         Total assets                      3,211,757,063        46,050,681       71,806,352      215,527,035       22,561,692
                                          --------------       -----------      -----------     ------------      -----------

LIABILITIES
Due to broker for securities
   purchased                                          --        (2,635,397)        (142,203)        (483,078)              --
Interest payable                              (5,453,250)               --               --               --               --
Notes payable                               (132,200,000)               --               --               --               --
                                          --------------       -----------      -----------     ------------      -----------

         Total liabilities                  (137,653,250)       (2,635,397)        (142,203)        (483,078)              --
                                          --------------       -----------      -----------     ------------      -----------

Net assets available for benefits         $3,074,103,813       $43,415,284      $71,664,149     $215,043,957      $22,561,692
                                          ==============       ===========      ===========     ============      ===========

                                      INDEX                                                       EARTHGRAINS
                                     BALANCED      SMALL/MID     INTERNATIONAL     PARTICIPANT      COMPANY
                                      FUND         CAP FUND       STOCK FUND        LOAN FUND      STOCK FUND         TOTAL

ASSETS
Investments, at fair value:
   Anheuser-Busch Companies,
     Inc. Common Stock*            $        --    $        --     $       --      $        --     $        --     $3,131,769,304
   Interest bearing cash                    --             --             --               --              --         91,456,528
   U.S. government securities               --             --             --               --              --          3,774,804
   Corporate debt instruments               --             --             --               --              --         29,629,196
   Insurance contracts                      --             --             --               --              --         94,368,044
   Interest in common/
     collective trusts              21,495,474     24,017,018             --               --              --         45,512,492
   Interest in registered
     investment companies            2,435,494             --      6,718,955               --              --          9,154,449
   Loans to participants                    --             --             --       96,345,528              --         96,345,528
   Earthgrains Company, Inc.
     common stock                           --             --             --               --              --                 --
   Other investments*                       --             --             --               --              --        216,704,947
                                   -----------    -----------     ----------      -----------     -----------     --------------

      Total investments             23,930,968     24,017,018      6,718,955       96,345,528              --      3,718,715,292
                                   -----------    -----------     ----------      -----------     -----------     --------------

         Total assets               23,930,968     24,017,018      6,718,955       96,345,528              --      3,718,715,292
                                   -----------    -----------     ----------      -----------     -----------     --------------

LIABILITIES
Due to broker for securities
   purchased                           (68,435)       (61,948)       (22,363)              --              --         (3,413,424)
Interest payable                            --             --             --               --              --         (5,453,250)
Notes payable                               --             --             --               --              --       (132,200,000)
                                   -----------    -----------     ----------      -----------     -----------     --------------

         Total liabilities             (68,435)       (61,948)       (22,363)              --              --       (141,066,674)
                                   -----------    -----------     ----------      -----------     -----------     --------------

Net assets available for benefits  $23,862,533    $23,955,070     $6,696,592      $96,345,528     $        --     $3,577,648,618
                                   ===========    ===========     ==========      ===========     ===========     ==============

* Represents more than 5% of net assets available for benefits

ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN                                                         APPENDIX A
                                                                                                                      PAGE 2 OF 2
ANHEUSER-BUSCH COMPANIES, INC. DEFINED CONTRIBUTION MASTER TRUST
STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
MARCH 31, 2001
------------------------------------------------------------------------------------------------------------------------------------

                                          ANHEUSER-BUSCH        SHORT-TERM       MEDIUM-TERM       LARGE            MANAGED
                                          COMPANIES, INC.      FIXED INCOME     FIXED INCOME        CAP            BALANCED
                                            STOCK FUND            FUND              FUND            FUND             FUND

ASSETS
Investments, at fair value:
   Anheuser-Busch Companies,
     Inc. Common Stock*                   $2,882,256,925       $        --      $        --     $         --      $        --
   Interest bearing cash                      69,123,070                --               --               --               --
   U.S. government securities                         --        16,455,200               --               --               --
   Corporate debt instruments                         --        15,396,224               --               --               --
   Insurance contracts                                --                --       46,401,988               --       20,518,875
   Interest in common/
     collective trusts                                --                --               --               --               --
   Interest in registered
     investment companies                             --                --               --               --               --
   Loans to participants                              --                --               --               --               --
   Earthgrains Company, Inc.
     common stock                                     --                --               --               --               --
   Other investments*                                 --         2,693,982               --      222,615,011               --
                                          --------------       -----------      -----------     ------------      -----------

      Total investments                    2,951,379,995        34,545,406       46,401,988      222,615,011       20,518,875
                                          --------------       -----------      -----------     ------------      -----------

         Total assets                      2,951,379,995        34,545,406       46,401,988      222,615,011       20,518,875
                                          --------------       -----------      -----------     ------------      -----------

LIABILITIES
Due to broker for securities
   purchased                                          --        (3,311,840)         (76,243)        (564,112)         (60,183)
Interest payable                              (7,103,250)               --               --               --               --
Notes payable                               (172,200,000)               --               --               --               --
                                          --------------       -----------      -----------     ------------      -----------

         Total liabilities                  (179,303,250)       (3,311,840)         (76,243)        (564,112)         (60,183)
                                          --------------       -----------      -----------     ------------      -----------

Net assets available for benefits         $2,772,076,745       $31,233,566      $46,325,745     $222,050,899      $20,458,692
                                          ==============       ===========      ===========     ============      ===========

                                      INDEX                                                       EARTHGRAINS
                                     BALANCED      SMALL/MID     INTERNATIONAL     PARTICIPANT      COMPANY
                                      FUND         CAP FUND       STOCK FUND        LOAN FUND      STOCK FUND         TOTAL

ASSETS
Investments, at fair value:
   Anheuser-Busch Companies,
     Inc. Common Stock*            $        --     $       --     $       --      $        --     $        --     $2,882,256,925
   Interest bearing cash                    --             --            607               --             185         69,123,862
   U.S. government securities               --             --             --               --              --         16,455,200
   Corporate debt instruments               --             --             --               --              --         15,396,224
   Insurance contracts                      --             --             --               --              --         66,920,863
   Interest in common/
     collective trusts              19,042,785      7,132,411             --               --              --         26,175,196
   Interest in registered
     investment companies            2,136,414             --      3,659,841               --              --          5,796,255
   Loans to participants                    --             --             --       91,422,775              --         91,422,775
   Earthgrains Company, Inc.
     common stock                           --             --             --               --      19,989,407         19,989,407
   Other investments*                       --             --             --               --          96,285        225,405,278
                                   -----------     ----------     ----------      -----------     -----------     --------------

      Total investments             21,179,199      7,132,411      3,660,448       91,422,775      20,085,877      3,418,941,985
                                   -----------     ----------     ----------      -----------     -----------     --------------

         Total assets               21,179,199      7,132,411      3,660,448       91,422,775      20,085,877      3,418,941,985
                                   -----------     ----------     ----------      -----------     -----------     --------------

LIABILITIES
Due to broker for securities
   purchased                           (59,182)       (28,867)       (13,353)              --              --         (4,113,780)
Interest payable                            --             --             --               --              --         (7,103,250)
Notes payable                               --             --             --               --              --       (172,200,000)
                                   -----------     ----------     ----------      -----------     -----------     --------------

         Total liabilities             (59,182)       (28,867)       (13,353)              --              --       (183,417,030)
                                   -----------     ----------     ----------      -----------     -----------     --------------

Net assets available for benefits  $21,120,017     $7,103,544     $3,647,095      $91,422,775     $20,085,877     $3,235,524,955
                                   ===========     ==========     ==========      ===========     ===========     ==============

* Represents more than 5% of net assets available for benefits

ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN                                                         APPENDIX B
                                                                                                                      PAGE 1 OF 2
ANHEUSER-BUSCH COMPANIES, INC. DEFINED CONTRIBUTION MASTER TRUST
STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
FOR THE YEAR ENDED MARCH 31, 2002
------------------------------------------------------------------------------------------------------------------------------------

                                           ANHEUSER-BUSCH     SHORT-TERM     MEDIUM-TERM       EQUITY       MANAGED       INDEX
                                           COMPANIES, INC.   FIXED INCOME   FIXED INCOME       INDEX       BALANCED      BALANCED
                                             STOCK FUND          FUND           FUND           FUND          FUND          FUND

Additions to net assets attributed to:
   Contributions:
      Participants                         $   67,280,795    $ 1,171,738    $ 2,470,907    $ 13,361,951   $ 1,315,308   $ 1,464,603
      Employer                                 20,224,754             --             --              --            --            --
      Rollovers                                        --      3,483,034             --              --            --            --
                                           --------------    -----------    -----------    ------------   -----------   -----------

         Total contributions                   87,505,549      4,654,772      2,470,907      13,361,951     1,315,308     1,464,603

Investment income:
   Interest                                     1,723,511      1,233,264             --       3,044,591            --             8
   Dividends                                   43,057,554             --             --              --            --            --
   Net realized and unrealized
     appreciation in fair value
     of investments                           257,753,705         54,015      2,486,570      (2,732,925)      800,358       649,969
                                           --------------    -----------    -----------    ------------   -----------   -----------

         Total additions                      390,040,319      5,942,051      4,957,477      13,673,617     2,115,666     2,114,580
                                           --------------    -----------    -----------    ------------   -----------   -----------

Deductions from net assets attributed to:
   Distributions to participants              163,635,382      7,604,049      4,312,576      13,173,008     1,087,587     1,593,147
   Interest expense                            10,906,500             --             --              --            --            --
   Administrative expenses                         66,193             --             --              --            --            --
                                           --------------    -----------    -----------    ------------   -----------   -----------

         Total deductions                     174,608,075      7,604,049      4,312,576      13,173,008     1,087,587     1,593,147

Net transfers in (out)                         86,594,824     13,843,716     24,693,503      (7,507,551)    1,074,921     2,221,083
                                           --------------    -----------    -----------    ------------   -----------   -----------

Net increase (decrease)                       302,027,068     12,181,718     25,338,404      (7,006,942)    2,103,000     2,742,516

Net assets available for benefits:
   Beginning of year                        2,772,076,745     31,233,566     46,325,745     222,050,899    20,458,692    21,120,017
                                           --------------    -----------    -----------    ------------   -----------   -----------

   End of year                             $3,074,103,813    $43,415,284    $71,664,149    $215,043,957   $22,561,692   $23,862,533
                                           ==============    ===========    ===========    ============   ===========   ===========

                                                                                                EARTHGRAINS
                                                SMALL/MID     INTERNATIONAL     PARTICIPANT       COMPANY
                                                CAP FUND       STOCK FUND        LOAN FUND      STOCK FUND           TOTAL

Additions to net assets attributed to:
   Contributions:
      Participants                            $ 1,062,102      $  404,928      $        --     $         --     $   88,532,332
      Employer                                         --              --               --               --         20,224,754
      Rollovers                                        --              --               --               --          3,483,034
                                              -----------      ----------      -----------     ------------     --------------

         Total contributions                    1,062,102         404,928               --               --        112,240,120

Investment income:
   Interest                                            --              --        7,881,209           11,233         13,893,816
   Dividends                                           --              --               --           54,494         43,112,048
   Net realized and unrealized
     appreciation in fair value
     of investments                             1,385,927        (242,676)              --       16,838,853        276,993,796
                                              -----------      ----------      -----------     ------------     --------------

         Total additions                        2,448,029         162,252        7,881,209       16,904,580        446,239,780
                                              -----------      ----------      -----------     ------------     --------------

Deductions from net assets attributed to:
   Distributions to participants                  651,566         280,125        1,906,150          991,197        195,234,787
   Interest expense                                    --              --               --               --         10,906,500
   Administrative expenses                             --              --               --               --             66,193
                                              -----------      ----------      -----------     ------------     --------------

         Total deductions                         651,566         280,125        1,906,150          991,197        206,207,480

Net transfers in (out)                         15,055,063       3,167,370       (1,052,306)     (35,999,260)       102,091,363
                                              -----------      ----------      -----------     ------------     --------------

Net increase (decrease)                        16,851,526       3,049,497        4,922,753      (20,085,877)       342,123,663

Net assets available for benefits:
   Beginning of year                            7,103,544       3,647,095       91,422,775       20,085,877      3,235,524,955
                                              -----------      ----------      -----------     ------------     --------------

   End of year                                $23,955,070      $6,696,592      $96,345,528     $         --     $3,577,648,618
                                              ===========      ==========      ===========     ============     ==============

ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN                                                         APPENDIX B
                                                                                                                      PAGE 2 OF 2
ANHEUSER-BUSCH COMPANIES, INC. DEFINED CONTRIBUTION MASTER TRUST
STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
FOR THE YEAR ENDED MARCH 31, 2001
------------------------------------------------------------------------------------------------------------------------------------

                                           ANHEUSER-BUSCH     SHORT-TERM     MEDIUM-TERM       LARGE        MANAGED       INDEX
                                           COMPANIES, INC.   FIXED INCOME   FIXED INCOME        CAP        BALANCED      BALANCED
                                             STOCK FUND          FUND           FUND           FUND          FUND          FUND

Additions to net assets attributed to:
   Contributions:
      Participants                         $   61,477,474    $   893,149    $ 1,784,261    $ 15,692,287   $ 1,471,792   $ 1,463,397
      Employer                                  2,928,923             --             --              --            --            --
      Rollovers                                   139,459        449,907          3,089          31,479         7,351        10,879
                                           --------------    -----------    -----------    ------------   -----------   -----------

         Total contributions                   64,545,856      1,343,056      1,787,350      15,723,766     1,479,143     1,474,276

Investment income:
   Interest                                     2,926,612      1,660,261         14,717       3,774,531            --            --
   Dividends                                   41,304,515             --             --              --            --            --
   Net realized and unrealized
     appreciation in fair value
     of investments                           944,625,016        499,922      4,330,094     (66,014,432)   (2,136,459)   (1,609,721)
                                           --------------    -----------    -----------    ------------   -----------   -----------

         Total additions                    1,053,401,999      3,503,239      6,132,161     (46,516,135)     (657,316)     (135,445)
                                           --------------    -----------    -----------    ------------   -----------   -----------

Deductions from net assets attributed to:
   Distributions to participants              195,569,578      6,923,100      4,124,310      29,342,206     2,291,390     4,074,530
   Interest expense                            14,206,500             --             --              --            --            --
   Administrative expenses                         47,123             --             --              --            --            --
                                           --------------    -----------    -----------    ------------   -----------   -----------

         Total deductions                     209,823,201      6,923,100      4,124,310      29,342,206     2,291,390     4,074,530

Net increase (decrease)                       843,578,798     (3,419,861)     2,007,851     (75,858,341)   (2,948,706)   (4,209,975)

Net transfers in (out)                        (16,481,507)    16,495,086     10,007,803     (14,708,731)      (85,252)      714,732
                                           --------------    -----------    -----------    ------------   -----------   -----------
Net assets available for benefits:
   Beginning of year                        1,944,979,454     18,158,341     34,310,091     312,617,971    23,492,650    24,615,260
                                           --------------    -----------    -----------    ------------   -----------   -----------

   End of year                             $2,772,076,745    $31,233,566    $46,325,745    $222,050,899   $20,458,692   $21,120,017
                                           ==============    ===========    ===========    ============   ===========   ===========
                                                                                                EARTHGRAINS
                                                SMALL/MID     INTERNATIONAL     PARTICIPANT       COMPANY
                                                CAP FUND       STOCK FUND        LOAN FUND      STOCK FUND           TOTAL

Additions to net assets attributed to:
   Contributions:
      Participants                            $   113,841      $   53,743      $        --      $        --     $   82,949,944
      Employer                                         --              --               --               --          2,928,923
      Rollovers                                        --              --               --               --            642,164
                                              -----------      ----------      -----------      -----------     --------------

         Total contributions                      113,841          53,743               --               --         86,521,031

Investment income:
   Interest                                            --               6        7,419,696              371         15,796,194
   Dividends                                           --              --               --          233,984         41,538,499
   Net realized and unrealized
     appreciation in fair value
     of investments                            (1,204,398)       (242,359)              --        6,709,053        884,956,716
                                              -----------      ----------      -----------      -----------     --------------

         Total additions                       (1,090,557)       (188,610)       7,419,696        6,943,408      1,028,812,440
                                              -----------      ----------      -----------      -----------     --------------

Deductions from net assets attributed to:
   Distributions to participants                   37,583           1,170        1,109,272        2,012,738        245,485,877
   Interest expense                                    --              --               --               --         14,206,500
   Administrative expenses                             --              --               --               --             47,123
                                              -----------      ----------      -----------      -----------     --------------

         Total deductions                          37,583           1,170        1,109,272        2,012,738        259,739,500

Net increase (decrease)                        (1,128,140)       (189,780)       6,310,424        4,930,670        769,072,940

Net transfers in (out)                          8,231,684       3,836,875       (4,102,576)      (1,666,189)         2,241,925
                                              -----------      ----------      -----------      -----------     --------------
Net assets available for benefits:
   Beginning of year                                   --              --       89,214,927       16,821,396      2,464,210,090
                                              -----------      ----------      -----------      -----------     --------------

   End of year                                $ 7,103,544      $3,647,095      $91,422,775      $20,085,877     $3,235,524,955
                                              ===========      ==========      ===========      ===========     ==============